Exhibit 99

Investor News	NYSE: PEG

For further information, contact:

➢ Kathleen A. Lally, Vice President—Investor Relations	Phone: 973-430-6565
➢ Carlotta Chan, Manager—Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2016 SECOND QUARTER RESULTS

$0.37 Per Share of Net Income

Operating Earnings of $0.57 Per Share

PSE&G Identifies $500 Million of Additional Capital Opportunities

July 29, 2016 (Newark, NJ) (NYSE-PEG) Public Service Enterprise Group (PSEG) reported second quarter 2016 Net Income of $187 million or $0.37 per share as compared to Net Income of $345 million or $0.68 per share reported for the second quarter of 2015. Operating Earnings for both the second quarter of 2016 and 2015 were $289 million or $0.57 per share.

Ralph Izzo, chairman, president and chief executive officer said “PSEG’s second quarter earnings benefited from its expanded investment program and an alignment of costs with current power market dynamics. We remain focused on investments that meet customers’ demand for reliable, efficient, and clean energy as well as drive long-term value creation.”

Management uses Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Operating Earnings exclude the impact of returns(losses) associated with Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings for the second quarter. See Attachment 12 for a complete list of items excluded from Net Income in the determination of Operating Earnings. The presentation of Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

PSEG CONSOLIDATED EARNINGS (unaudited)

Second Quarter Comparative Results

2016 and 2015

	Income ($ millions)		Diluted Earnings Per Share
	2016	2015	2016	2015
Operating Earnings	$289	$289	$0.57	$0.57
Reconciling Items*	(102)	56	(0.20)	0.11

Net Income	$187	$345	$0.37	$0.68

		Avg. Shares	508M	508M

*See Attachment 12.

Ralph Izzo went on to say, “We are maintaining our Operating Earnings guidance for 2016 of $2.80 - $3.00 per share. However, reaching the upper end of guidance will be difficult even with improvements seen in the power markets, expectations for warm summer weather, normal operations and management of O&M for the remainder of the year. We remain focused on meeting the needs of our customers and maximizing shareholder value by delivering on the promise of our investment program.”

Operating Earnings guidance by company has been adjusted to reflect results for the first half of the year as guidance for the full year remains unchanged:

Operating Earnings Guidance

($ millions, except EPS)

2016E
PSE&G	$900 - $935
PSEG Power	$460 - $525
PSEG Enterprise/Other	$65 - $65

Total	$1,425 - $1,525

Earnings Per Share	$2.80 - $3.00

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 6 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses. Due to the forward looking nature of Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

PSE&G

PSE&G reported Net Income of $179 million ($0.35 per share) for the second quarter of 2016 compared with Net Income of $167 million ($0.33 per share) for the second quarter of 2015.

PSE&G’s results for the second quarter reflect the impact of revenue growth associated with an expansion of its capital investment program.

The New Jersey economy continues to show steady growth with employment improving from a year-ago. Weather-normalized electric sales for the 12 months ended June 30, 2016 were slightly lower by (0.2%) compared to the prior period as growth in the number of customers was offset by a continued decline in usage per customer due to increased energy efficiency measures and a decrease in the Industrial sector.

Returns on PSE&G’s expanded investment in transmission added $0.03 per share to earnings in the quarter. An increase in depreciation and O&M ($0.02 per share) was partially offset by a decline in taxes and other items of $0.01 per share.

PSE&G’s capital program remains on schedule. PSE&G invested approximately $1.4 billion in the first half of the year as part of its planned capital investment for 2016 of $3.0 billion in upgrades to the electric and gas distribution and transmission system.

PSE&G, in May 2016, filed a petition with the New Jersey Board of Public Utilities (BPU) requesting an extension of its existing landfill/brownfield solar program to construct 100-MW of grid-connected solar facilities. The program represents a capital investment of up to $240 million over a 5-year period. Parties to the proceeding have agreed to a procedural schedule under which we could see a decision by the BPU during the fourth quarter of the year. PSE&G has also increased its estimate of Distribution capital expenditures over 2016 – 2018 by $300 million to address new business requests and replace certain aging equipment and infrastructure. The expansion of capital spending under these programs could represent an increase of over $500 million in PSE&G’s planned $12 billion capital spending program over the 5-year period ended 2020.

Finally, as part of its annual BGSS filing with the BPU, PSE&G has proposed a reduction in its basic gas supply rate to 34 cents per therm from 40 cents per therm. If approved, the rate reduction would be effective on October 1, 2016.

The forecast of PSE&G’s Operating Earnings for 2016 has been adjusted upward to $900 - $935 million from $875 - $925 million.

PSEG Power

PSEG Power reported a Net Loss of $11 million ($0.02 per share) for the second quarter of 2016 and adjusted EBITDA of $272 million compared with Net Income of $166 million ($0.33 per share) and adjusted EBITDA of $301 million for the second quarter of 2015. Operating Earnings for the second quarter of 2016 were $91 million ($0.18 per share) versus $110 million ($0.22 per share) for the second quarter of 2015.

Management uses Adjusted EBITDA in its internal analysis, and in communications with investors and analysts, regarding Power’s financial performance as compared to previous financial results. Adjusted EBITDA excludes the same items as our Operating Earnings measure as well as income tax expense, interest expense, depreciation and amortization and major maintenance at Power’s fossil generation facilities. See Attachment 12 for a complete list of items excluded from Net Income in the determination of Adjusted EBITDA. The presentation of Adjusted EBITDA is intended to complement, and should not be considered an alternative to, the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP.

Power’s operating results for the second quarter reflect the impact of the known decline in PJM capacity revenues and average prices on energy hedges in addition to the margin effect of an extended refueling outage at Salem 1.

A decline in capacity revenue associated with the June 2015 retirement of peaking capacity in PJM reduced quarter-over-quarter income by $0.02 per share. A decline in the average price on energy hedges as well as lower market prices and gas volumes combined to reduce quarter-over-quarter income by $0.03 per share. A decline in output during the quarter was primarily associated with fossil units due to weak weather-related demand and pricing which reduced income by $0.01 per share. A reduction in O&M expense improved Power’s quarter-over-quarter income by $0.07 per share. An increase in depreciation expense was offset by a decline in interest expense. However, an absence in 2016 of tax credits received in the year-ago quarter and other tax items contributed to a reduction in quarter-over-quarter income of $0.05 per share.

Output at Power’s generation facilities declined 6% in the quarter. The average capacity factor for the nuclear fleet was 83% in the quarter versus an average capacity factor of 86% in the year-ago quarter as output from the nuclear fleet declined to 7.0 TWh from 7.1 TWh. An extended refueling outage at Salem 1 to repair degraded baffle bolts was the primary cause for the decline in the nuclear fleet’s operations. The impact of the outage at Salem was largely offset by an increase in output at Peach Bottom associated with completion of an extended power uprate capital program on both units which added 130 MWs of capacity to Power’s interest. The extension of the Salem 1 outage into July and an unplanned outage at Salem 2 will have a continuing effect on third quarter performance. Output from the gas-fired combined cycle fleet declined slightly to 4.4 TWh from 4.6 TWh given mild weather conditions relative to the year-ago quarter. Low gas prices reduced the dispatch of Power’s coal-fired fleet during the quarter with output declining to 0.9 TWh from 1.3 TWh.

Power is reducing its forecast of output for 2016 to 50 – 52 TWh from its prior forecast of 52 – 54 TWh. The revised range incorporates the impact of the extended outage at Salem 1 as well as the impact of an unplanned outage at Salem 2. Approximately 75% - 80% of anticipated production for the second half of 2016 of 25 – 26 TWh is hedged at an average price of $50 MWh. For 2017, Power has hedged 55% - 60% of its forecast generation of 53 – 55 TWh at an average price of $48 per MWh. For 2018, approximately 25% - 30% of forecast generation of 58 – 60 TWh is hedged at an average price of $46 per MWh. The hedge data for 2016 continues to assume BGS hedges represent 11 – 12 TWh of output.

The forecast range of Power’s Operating Earnings for 2016 has been lowered to $460 million - $525 million from $490 - $540 million. The forecast of Operating Earnings represents Adjusted EBITDA for the full year of $1,270 - $1,375 million.

PSEG is unable to reconcile forecasted Adjusted EBITDA to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains(losses), for future periods due to market volatility.

PSEG Enterprise/Other

PSEG Enterprise/Other reported Net Income of $19 million ($0.04 per share) for the second quarter of 2016 versus Net Income of $12 million ($0.02 per share) during the second quarter of 2015. The increase in quarter-over-quarter income reflects contractual payments associated with the operation of PSEG Long Island and certain tax items at PSEG Energy Holdings. The forecast of PSEG Enterprise/Other Operating Earnings for 2016 has been increased to $65 million from $60 million.

Financing

PSEG closed the quarter ended June 30, 2016 with $648 million of cash on its balance sheet with debt at the end of the quarter representing approximately 45% of consolidated capital. PSEG Power, during the quarter, issued $700 million of 3.0% Senior Notes due June 2021.

######

FORWARD-LOOKING STATEMENT

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC) including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K and available on our website: http://www.pseg.com. These factors include, but are not limited to:

•	adverse changes in the demand for or ongoing low pricing of the capacity and energy that we sell into wholesale electricity markets,
•	adverse changes in energy industry law, policies and regulations, including market structures and transmission planning,
•	any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators, including prudency reviews, disallowances and changes in authorized returns,
•	any deterioration in our credit quality or the credit quality of our counterparties,
•	changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations,
•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry,
•	changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations or increase the cost of our nuclear generating units,
•	actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site,
•	any inability to manage our energy obligations, available supply and risks,
•	delays or unforeseen cost escalations in our construction and development activities, or the inability to recover the carrying amount of our assets,
•	availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs,
•	increases in competition in energy supply markets as well as for transmission projects,
•	changes in technology, such as distributed generation, storage and micro grids, and greater reliance on these technologies,
•	changes in customer behaviors, including increases in energy efficiency, net-metering and demand response,
•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements,
•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to obtain sufficient insurance coverage or recover proceeds of insurance with respect to such events,
•	acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our businesses,
•	delays in receipt of necessary permits and approvals for our construction and development activities,
•	any inability to achieve, or continue to sustain, our expected levels of operating performance,
•	changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units,
•	an extended economic recession,
•	an inability to realize anticipated tax benefits or retain tax credits,
•	challenges associated with recruitment and/or retention of a qualified workforce, and
•	changes in the credit quality and the ability of lessees to meet their obligations under our domestic leveraged leases.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business prospects, financial condition or results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if internal estimates change, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Results by Subsidiary

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Results ($ Millions)

PSE&G	$179	$167	$441	$409
PSEG Power(a)	91	110	275	388
PSEG Enterprise/Other	19	12	36	21

Operating Earnings(a)	$289	$289	$752	$818

Reconciling Items	(102)	56	(94)	113

Net Income	$187	$345	$658	$931

Fully Diluted Average Shares Outstanding (in Millions)	508	508	508	508

Per Share Results (Diluted)

PSE&G	$0.35	$0.33	$0.87	$0.80
PSEG Power(a)	0.18	0.22	0.54	0.77
PSEG Enterprise/Other	0.04	0.02	0.07	0.04

Operating Earnings(a)	$0.57	$0.57	$1.48	$1.61

Reconciling Items	(0.20)	0.11	(0.18)	0.22

Net Income	$0.37	$0.68	$1.30	$1.83

(a)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Three Months Ended June 30, 2016
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$1,905	$(159)	$1,350	$714

OPERATING EXPENSES
Energy Costs	624	(286)	529	381
Operation and Maintenance	710	93	352	265
Depreciation and Amortization	224	8	136	80

Total Operating Expenses	1,558	(185)	1,017	726

OPERATING INCOME (LOSS)	347	26	333	(12)

Income from Equity Method Investments	4	—	—	4
Other Income and (Deductions)	34	—	18	16
Other-Than-Temporary Impairments	(10)	—	—	(10)
Interest Expense	(97)	(3)	(74)	(20)

INCOME (LOSS) BEFORE INCOME TAXES	278	23	277	(22)

Income Tax Benefit (Expense)	(91)	(4)	(98)	11

NET INCOME (LOSS)	$187	$19	$179	$(11)

OPERATING EARNINGS	$289	$19	$179	$91
Reconciling Items Excluded from Net Income (Loss) (b)	(102)	—	—	(102)

NET INCOME (LOSS)	$187	$19	$179	$(11)

	Three Months Ended June 30, 2015
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$2,314	$(177)	$1,466	$1,025

OPERATING EXPENSES
Energy Costs	668	(285)	544	409
Operation and Maintenance	761	80	368	313
Depreciation and Amortization	317	8	234	75

Total Operating Expenses	1,746	(197)	1,146	797

OPERATING INCOME	568	20	320	228

Income from Equity Method Investments	4	(1)	—	5
Other Income and (Deductions)	66	—	18	48
Other-Than-Temporary Impairments	(10)	—	—	(10)
Interest Expense	(97)	3	(67)	(33)

INCOME BEFORE INCOME TAXES	531	22	271	238

Income Tax Benefit (Expense)	(186)	(10)	(104)	(72)

NET INCOME	$345	$12	$167	$166

OPERATING EARNINGS	$289	$12	$167	$110
Reconciling Items Excluded from Net Income (b)	56	—	—	56

NET INCOME	$345	$12	$167	$166

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Six Months Ended June 30, 2016
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$4,521	$(568)	$3,062	$2,027

OPERATING EXPENSES
Energy Costs	1,460	(817)	1,258	1,019
Operation and Maintenance	1,439	187	734	518
Depreciation and Amortization	448	14	275	159

Total Operating Expenses	3,347	(616)	2,267	1,696

OPERATING INCOME	1,174	48	795	331

Income from Equity Method Investments	6	—	—	6
Other Income and (Deductions)	61	—	37	24
Other-Than-Temporary Impairments	(20)	—	—	(20)
Interest Expense	(189)	(5)	(142)	(42)

INCOME BEFORE INCOME TAXES	1,032	43	690	299

Income Tax Benefit (Expense)	(374)	(7)	(249)	(118)

NET INCOME	$658	$36	$441	$181

OPERATING EARNINGS	$752	$36	$441	$275
Reconciling Items Excluded from Net Income (b)	(94)	—	—	(94)

NET INCOME	$658	$36	$441	$181

	Six Months Ended June 30, 2015
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$5,449	$(769)	$3,468	$2,750

OPERATING EXPENSES
Energy Costs	1,762	(976)	1,436	1,302
Operation and Maintenance	1,424	159	780	485
Depreciation and Amortization	647	15	481	151

Total Operating Expenses	3,833	(802)	2,697	1,938

OPERATING INCOME	1,616	33	771	812

Income from Equity Method Investments	7	(1)	—	8
Other Income and (Deductions)	102	1	35	66
Other-Than-Temporary Impairments	(15)	—	—	(15)
Interest Expense	(195)	5	(136)	(64)

INCOME BEFORE INCOME TAXES	1,515	38	670	807

Income Tax Benefit (Expense)	(584)	(17)	(261)	(306)

NET INCOME	$931	$21	$409	$501

OPERATING EARNINGS	$818	$21	$409	$388
Reconciling Items Excluded from Net Income (b)	113	—	—	113

NET INCOME	$931	$21	$409	$501

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachment 12 for details of items excluded from Net Income to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	June 30,	December 31,
	2016	2015
DEBT
Long-Term Debt*	$10,928	$9,561
Project Level, Non-Recourse Debt	7	7

Total Debt	10,935	9,568

STOCKHOLDERS’ EQUITY
Common Stock	4,919	4,915
Treasury Stock	(709)	(671)
Retained Earnings	9,360	9,117
Accumulated Other Comprehensive Loss	(252)	(295)

Total Common Stockholders’ Equity	13,318	13,066
Noncontrolling Interests - Equity Investments	1	1

Total Equity	13,319	13,067

Total Capitalization	$24,254	$22,635

*	Includes current portion of Long-Term Debt

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$658	$931
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,064	1,303

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,722	2,234

NET CASH USED IN INVESTING ACTIVITIES	(2,004)	(1,773)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	536	(266)

Net Change in Cash and Cash Equivalents	254	195

Cash and Cash Equivalents at Beginning of Period	394	402

Cash and Cash Equivalents at End of Period	$648	$597

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

June 30, 2016 vs. June 30, 2015

(Unaudited)

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

June 30, 2016 vs. June 30, 2015

(Unaudited)

Attachment 8

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

June 30, 2016

Electric Sales and Revenues

Sales (Millions kWh)	Three Months Ended	Change vs. 2015	Six Months Ended	Change vs. 2015
Residential	2,994	-2.7%	5,995	-6.7%
Commercial & Industrial	6,591	-1.9%	13,227	-3.7%
Street Lighting	75	8.3%	167	1.3%
Interdepartmental	2	2.3%	5	-4.2%

Total	9,662	-2.1%	19,394	-4.2%

Revenue ($ Millions)
Residential	$458	-9.6%	$910	-10.8%
Commercial & Industrial	419	-20.7%	776	-22.0%
Street Lighting	17	1.3%	34	-3.2%
Other Operating Revenues*	171	19.4%	337	12.2%

Total	$1,065	-10.9%	$2,057	-12.5%

Weather Data	Three Months Ended	Change vs. 2015	Six Months Ended	Change vs. 2015
THI Hours - Actual	3,789	-21.3%	3,858	-19.9%
THI Hours - Normal	3,969		3,998

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

June 30, 2016

Gas Sold and Transported

Sales (Millions therms)*	Three Months Ended	Change vs. 2015	Six Months Ended	Change vs. 2015
Firm Sales
Residential Sales	210	7.1%	865	-19.3%
Commercial & Industrial	162	0.2%	589	-16.4%

Total Firm Sales	372	4.0%	1,454	-18.2%

Non-Firm Sales
Commercial & Industrial	472	0.1%	886	-6.3%

Total Non-Firm Sales	472		886

Total Sales	844	1.7%	2,340	-14.0%

Revenue ($ Millions)
Residential Sales - Firm	$74	37.5%	$197	6.8%
Commercial & Industrial - Firm Sales	26	-0.4%	113	-38.3%
Non-Firm Sales	4	-45.2%	13	-33.8%
Other Operating Revenues**	43	0.9%	87	0.1%

Total	$147	13.2%	$410	-13.5%

Gas Transported	$138	-2.7%	$595	-7.6%

Weather Data	Three Months Ended	Change vs. 2015	Six Months Ended	Change vs. 2015
Degree Days - Actual	540	29.1%	2,821	-20.7%
Degree Days - Normal	505		3,036

* CSG rate included in non-firm sales	** Primarily Appliance Service.

Attachment 10

PSEG POWER LLC

Generation Measures*

(Unaudited)

	GWhr Breakdown Three Months Ended June 30,		GWhr Breakdown Six Months Ended June 30,
	2016	2015	2016	2015
Nuclear - NJ	4,196	4,517	9,727	9,856
Nuclear - PA	2,787	2,612	5,675	5,105

Total Nuclear	6,983	7,129	15,402	14,961

Fossil - Coal/Natural Gas - NJ**	(40)	45	(59)	469
Fossil - Coal - PA	958	1,230	1,948	2,746
Fossil - Coal - CT	(6)	(2)	50	588

Total Coal	912	1,273	1,939	3,803

Fossil - Oil & Natural Gas - NJ	3,161	3,290	5,855	6,772
Fossil - Oil & Natural Gas - NY	1,394	1,543	2,458	2,145
Fossil - Oil & Natural Gas - CT	(4)	(2)	(8)	90

Total Oil & Natural Gas	4,551	4,831	8,305	9,007

	12,446	13,233	25,646	27,771

	% Generation by Fuel Type Three Months Ended June 30,		% Generation by Fuel Type Six Months Ended June 30,
	2016	2015	2016	2015
Nuclear - NJ	34%	34%	38%	36%
Nuclear - PA	22%	20%	22%	18%

Total Nuclear	56%	54%	60%	54%

Fossil - Coal/Natural Gas - NJ**	0%	0%	0%	2%
Fossil - Coal - PA	8%	9%	8%	10%
Fossil - Coal - CT	0%	0%	0%	2%

Total Coal	8%	9%	8%	14%

Fossil - Oil & Natural Gas - NJ	25%	25%	23%	24%
Fossil - Oil & Natural Gas - NY	11%	12%	9%	8%
Fossil - Oil & Natural Gas - CT	0%	0%	0%	0%

Total Oil & Natural Gas	36%	37%	32%	32%

	100%	100%	100%	100%

*	Excludes Solar and Kalaeloa
**	Includes Pumped Storage. Pumped Storage accounted for <1% of total generation for the three and six months ended June 30, 2016 and 2015. Generation includes natural gas fuel switching intervals.

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Weighted Average Common Shares Outstanding (Millions)
Basic	505	506	505	506
Diluted	508	508	508	508

Stock Price at End of Period			$46.61	$39.28

Dividends Paid per Share of Common Stock	$0.41	$0.39	$0.82	$0.78

Dividend Yield			3.5%	4.0%

Book Value per Common Share			$26.38	$25.12

Market Price as a Percent of Book Value			177%	156%

Total Shareholder Return	-0.2%	-5.4%	22.7%	-3.3%

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ Millions, Unaudited)

Operating Earnings	$289	$289	$752	$818
Gain (Loss) on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	—	3	(8)	10
Gain (Loss) on Mark-to-Market (MTM), pre-tax(a) (PSEG Power)	(171)	48	(149)	14
Storm O&M, net of insurance recoveries, pre-tax (PSEG Power)	—	45	—	172
Income Taxes related to Operating Earnings reconciling items(b)	69	(40)	63	(83)

Net Income	$187	$345	$658	$931

Fully Diluted Average Shares Outstanding (in Millions)	508	508	508	508

	($ Per Share Impact - Diluted, Unaudited)

Operating Earnings	$0.57	$0.57	$1.48	$1.61
Gain (Loss) on NDT Fund Related Activity, pre-tax (PSEG Power)	—	0.01	(0.01)	0.02
Gain (Loss) on MTM, pre-tax(a) (PSEG Power)	(0.34)	0.09	(0.29)	0.02
Storm O&M, net of insurance recoveries, pre-tax (PSEG Power)	—	0.09	—	0.34
Income Taxes related to Operating Earnings reconciling items(b)	0.14	(0.08)	0.12	(0.16)

Net Income	$0.37	$0.68	$1.30	$1.83

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at 40.85% statutory rate, plus 20% tax on income (losses) from qualified NDT funds.

PSEG Power Adjusted EBITDA Reconciliation

Reconciling Items	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ Millions, Unaudited)

Adjusted EBITDA	$272	$301	$688	$927
Fossil Major Maintenance, pre-tax	(22)	(52)	(29)	(101)
Depreciation and Amortization, pre-tax (a)	(81)	(75)	(161)	(152)
Interest Expense, pre-tax (a) (b)	(20)	(32)	(42)	(63)
Income Taxes (a)	(58)	(32)	(181)	(223)

Operating Earnings	$91	$110	$275	$388
Gain (Loss) on NDT Fund Related Activity, pre-tax	—	3	(8)	10
Gain (Loss) on MTM, pre-tax (c)	(171)	48	(149)	14
Storm O&M, net of insurance recoveries, pre-tax	—	45	—	172
Income Taxes related to Operating Earnings reconciling items(d)	69	(40)	63	(83)

Net Income (Loss)	$(11)	$166	$181	$501

(a)	Excludes amounts related to Operating Earnings reconciling items.
(b)	Net of capitalized interest.
(c)	Includes the financial impact from positions with forward delivery months.
(d)	Income tax effect calculated at 40.85% statutory rate, plus 20% tax on income (losses) from qualified NDT funds.

PSEG Power’s Full-Year 2016 Guidance for Adjusted EBITDA	Full-Year 2016 Guidance
	Low	High
	($ Millions)

Adjusted EBITDA, estimate	$1,270	$1,375
Fossil Major Maintenance, pre-tax	(80)	(80)
Depreciation and Amortization, pre-tax	(340)	(340)
Interest Expense, pre-tax	(80)	(80)
Income Taxes	(310)	(350)

Operating Earnings, estimate	$460	$525